Xtant Medical Announces Fourth Quarter and Full Year 2019 Financial Results

BELGRADE, MT, March 5, 2020 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the fourth quarter and year ended December 31, 2019.

Fourth Quarter 2019 Financial Highlights and Recent Announcements:

●	Revenue for the fourth quarter of 2019 was $17.0 million, compared to $18.3 million for the same prior-year period.
●	Operating expenses in the fourth quarter of 2019 were $11.6 million, compared to $62.0 million for the same prior-year period. Excluding non-cash impairment charges, operating expenses were $13.8 million in the fourth quarter of 2018.
●	Net loss incurred in the fourth quarter of 2019 was $1.6 million, compared to a net loss of $56.7 million for the same prior-year period. Excluding non-cash impairment charges and inventory reserves, net loss in the fourth quarter of 2018 was $3.9 million.
●	Non-GAAP Adjusted EBITDA for the fourth quarter of 2019 was $1.2 million, compared to $1.7 million for the same prior-year period.

Sean Browne, President and CEO of Xtant Medical, said, “I am very pleased with the commitment and contributions made by each of our team members. It is their commitment that allowed us to execute numerous strategic and operational initiatives during the year and to fulfill our mission of ‘Honoring the gift of donation, by helping our patients live as full, and complete a life as possible.’ I am looking forward to 2020 to see what the team can accomplish as we roll out exciting new products that will update some current product lines and expand our product offerings. We understand our future success is tied to our ability to expand the breadth and depth of our product offerings, and these new products are a step in the right direction for our patients, surgeons, distribution network partners, and the Company.”

Fourth Quarter and Full Year 2019 Financial Results

Fourth-quarter 2019 revenue was $17.0 million, compared to $18.3 million for the same period in 2018. Full-year 2019 revenue was $64.7 million, compared to $72.2 million for 2018. Fourth-quarter 2019 revenues benefitted from sales growth from the Company’s key biologics customers, which was offset by discontinued distributor arrangements related to the Company’s hardware business and lower demand for certain hardware products.

Gross profit for the fourth quarter of 2019 was 66.8%, compared to 39.7% for the same period in 2018 and was 65.7% for 2019, compared to 60.2% in 2018. In the fourth quarter of 2018, the Company increased its inventory reserve by $4.6 million, primarily due to excess inventory in the spinal implant product line. Excluding the inventory reserve adjustment, gross profit in 2018 would have been 65.1% for the fourth quarter, and 67.1% for the full year.

Operating expenses for the fourth quarter of 2019 were $11.6 million, compared to $62.0 million for the fourth quarter of 2018, and were $44.8 million in 2019 compared to $103.6 million in 2018. In the fourth quarter of 2018, the Company incurred non-cash impairment charges to goodwill and intangibles attributed to the X-spine acquisition totaling $48.1 million. Excluding the non-cash impairment charge, operating expenses were $13.8 million in the fourth quarter of 2018 and $55.4 million in 2018. These decreases in operating expenses were primarily attributable to lower sales commissions, reduced restructuring expenses, and a decrease in amortization expense as a result of the impairment of intangible assets that occurred in the fourth quarter of 2018, which were partially offset by higher general and administrative expenses.

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Fourth-quarter 2019 net loss was $1.6 million, or $0.12 per share, compared to the fourth quarter 2018 net loss of $56.7 million, or $4.31 per share. Net loss for 2019 was $8.2 million, or $0.62 per share, compared to $70.1 million, or $5.97 per share, in 2018. Excluding the non-cash impairment charges and the inventory reserve charges, the net loss was $3.9 million, or $0.30 per share, in the fourth quarter of 2018, and $17.0 million, or $1.45 per share, in 2018.

Non-GAAP Adjusted EBITDA for the fourth quarter of 2019 was $1.2 million compared to $1.7 million for the same period of 2018. Non-GAAP Adjusted EBITDA for 2019 was $3.9 million, compared to $5.4 million for 2018. The Company defines non-GAAP Adjusted EBITDA as net income/loss from operations before depreciation, amortization, and interest expense, and as further adjusted to add back in or exclude, as applicable, impairment of goodwill and intangible assets, provision for losses on accounts receivable and inventory, stock-based compensation, changes in warrant derivative liability, remediation expenses, separation-related expenses, litigation reserves, facility consolidation costs, and restructuring expenses. A calculation and reconciliation of non-GAAP Adjusted EBITDA to net loss and the other non-GAAP financial measures included in this release to their respective most comparable GAAP measures can be found in the attached financial tables.

Conference Call

Xtant Medical will host a webcast and conference call to discuss the fourth quarter and full-year 2019 financial results on Thursday, March 5, 2020, at 9:00 AM ET. To access the webcast, Click Here. To access the conference call, dial 877-407-6184 within the U.S. or 201-389-0877 outside the U.S. A replay of the call will be available at www.xtantmedical.com, under “Investor Info.”

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

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Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, net loss excluding non-cash impairment charges and inventory reserve charges, operating expenses excluding non-cash impairment charges and gross profit excluding inventory reserve adjustment. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Important Cautions Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as ‘‘expects,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential” similar expressions or the negative thereof, and the use of future dates. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; the ability to increase or maintain revenue, including the success of the Company’s initiatives to stabilize and increase revenues; the ability to remain competitive; the ability to innovate and develop new products; the impact of certain current supply constraints; the effect of management changes and the ability to attract, engage and retain qualified personnel; the ability to obtain and maintain regulatory approvals and comply with government regulations; government and third-party coverage and reimbursement for Company products; the effect of product liability claims and other litigation to which the Company may be subject; the effect of future product recalls and defects; timing and results of clinical studies; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to retain and recruit independent sales agents; the ability to service Company debt and comply with debt covenants; the ability to raise additional financing and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (SEC) on April 1, 2019 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 7, 2019 and its Annual Report on Form 10-K for the year ended December 31, 2019 anticipated to be filed with the SEC. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar FINN Partners

Ph: 212-867-1762

Email: david.carey@finnpartners.com

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XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	As of December 31, 2019	As of December 31, 2018

ASSETS
Current Assets:
Cash and cash equivalents	$5,237	$6,797
Trade accounts receivable, net of allowance for doubtful accounts of $500 and $2,140, respectively	10,124	9,990
Inventories	16,101	17,301
Prepaid and other current assets	784	589
Total current assets	32,246	34,677

Property and equipment, net	4,695	7,174
Right-of -use asset, net	2,100	-
Goodwill	3,205	3,205
Intangible assets, net	515	573
Other assets	394	793
Total Assets	$43,155	$46,422

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$2,188	$6,465
Accrued liabilities	6,625	5,150
Warrant derivative liability	7	10
Current portion of lease liability	394	-
Current portion of financing lease obligations	176	426
Total current liabilities	9,390	12,051
Long-term Liabilities:
Lease liability, less current portion	1,726	-
Financing lease obligation, less current portion	-	204
Long-term debt, less issuance costs	76,244	77,939
Total Liabilities	87,360	90,194

Stockholders’ Equity (Deficit)
Preferred stock	-	-
Common stock	-	-
Additional paid-in capital	179,061	171,273
Accumulated deficit	(223,266)	(215,045)
Total Stockholders’ Equity (Deficit)	(44,205)	(43,772)

Total Liabilities & Stockholders’ Equity (Deficit)	$43,155	$46,422

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XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue
Orthopedic product sales	$16,942	$18,192	$64,516	$71,814
Other revenue	22	70	166	389
Total revenue	16,964	18,262	64,682	72,203

Cost of sales	5,639	11,006	22,166	28,717
Gross profit	11,325	7,256	42,516	43,486

Gross profit %	66.8%	39.7%	65.7%	60.2%

Operating expenses
General and administrative	4,540	3,801	17,936	14,277
Sales and marketing	6,832	7,139	25,843	31,464
Research and development	257	523	932	1,702
Amortization	14	859	58	3,437
Impairment of goodwill and intangible assets	-	48,146	-	48,146
Restructuring expenses	-	435	-	2,970
Separation related expenses	-	1,078	-	1,568
Total operating expenses	11,643	61,981	44,769	103,564

Loss from operations	(318)	(54,725)	(2,253)	(60,078)

Other (expense) income
Interest expense	(1,268)	(1,990)	(5,772)	(10,145)
Change in warrant derivative liability	11	38	3	121
Other (expense) income	-	(14)	(101)	3
Total Other (Expense) Income	(1,257)	(1,966)	(5,870)	(10,021)
Net Loss from Operations Before Provision for Income Taxes	(1,575)	(56,691)	(8,123)	(70,099)

Provision for income taxes
Current and deferred	(30)	-	(98)	-
Net Loss from Operations	$(1,605)	$(56,691)	$(8,221)	$(70,099)

Net loss per share:
Basic	$(0.12)	$(4.31)	$(0.62)	$(5.97)
Dilutive	$(0.12)	$(4.31)	$(0.62)	$(5.97)

Shares used in the computation:
Basic	13,161,762	13,158,326	13,163,931	11,740,550
Dilutive	13,161,762	13,158,326	13,163,931	11,740,550

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XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Twelve Months Ended December 31,
	2019	2018
Operating activities:
Net loss	$(8,221)	$(70,099)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,143	6,590
Goodwill and intangible impairment	-	48,146
(Gain) loss on disposal of fixed assets	(61)	103
Non-cash interest	5,726	9,848
Non-cash rent expense	20	-
Stock-based compensation	515	694
Change in warrant derivative liability	(3)	(121)
Provision for reserve on accounts receivable	513	188
Provision for excess and obsolete inventory	509	4,932
Changes in operating assets and liabilities:
Accounts receivable	(647)	2,536
Inventories	692	40
Prepaid and other assets	204	1,055
Accounts payable	(4,278)	(3,011)
Accrued liabilities	1,475	311
Net cash provided by (used in) operating activities	(413)	1,212
Investing activities:
Purchases of property and equipment	(879)	(624)
Proceeds from sale of fixed assets	335	257
Net cash used in investing activities	(544)	(367)
Financing activities:
Payments on financing leases	(455)	(359)
Costs associated with Second Amended and Restated Credit Agreement	(148)	-
Costs associated with private placement and convertible debt exchange	-	(3,356)
Proceeds from equity private placement	-	6,810
Proceeds from issuance of stock	-	1
Net cash provided by (used in) financing activities	(603)	3,096

Net change in cash and cash equivalents	(1,560)	3,941
Cash and cash equivalents at beginning of period	6,797	2,856
Cash and cash equivalents at end of period	$5,237	$6,797

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XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Net Loss	$(1,605)	$(56,691)	$(8,221)	$(70,099)

Other expense	-	14	101	(3)
Depreciation and amortization	807	1,646	3,143	6,589
Interest expense	1,268	1,990	5,772	10,145
Tax expense	30	-	98	-
Non-GAAP EBITDA	500	(53,041)	893	(53,368)

Non-GAAP EBITDA/Total revenue	2.9%	-290.4%	1.4%	-73.9%

NON-GAAP ADJUSTED EBITDA CALCULATION
Impairment of goodwill and intangible assets	-	48,146	-	48,146
Provision for reserve on accounts receivable	60	185	513	188
Provision for excess and obsolete inventory	(8)	4,636	509	4,932
Stock-based compensation	259	108	515	694
Change in warrant derivative liability	(11)	(38)	(3)	(121)
Separation-related expenses	-	1,078	(37)	1,568
Remediation expenses	253	-	560	-
Litigation reserve	119	195	919	195
Facility consolidation costs	-	1	-	241
Restructuring expenses	-	435	-	2,970
Non-GAAP Adjusted EBITDA	$1,172	$1,705	$3,869	$5,445

Non-GAAP Adjusted EBITDA/Total revenue	6.9%	9.3%	6.0%	7.5%

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XTANT MEDICAL HOLDINGS, INC.

CALCULATION ON NON-GAAP ADJUSTED NET INCOME, NON-GAAP ADJUSTED GROSS PROFIT AND NON-GAAP ADJUSTED OPERATING EXPENSES AND RECONCILIATION TO GAAP NET INCOME, GAAP GROSS PROFIT AND GAAP OPERATING EXPENSES

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue
Orthopedic product sales	$16,942	$18,192	$64,516	$71,814
Other revenue	22	70	166	389
Total revenue	16,964	18,262	64,682	72,203

Cost of Sales	5,639	11,006	22,166	28,717
Reverse Inventory Reserve	8	(4,636)	(509)	(4,932)
Adjusted Total Cost of sales	5,647	6,370	21,657	23,785

Adjusted Gross profit	11,317	11,892	43,025	48,418

Gross profit %	66.7%	65.1%	66.5%	67.1%

Operating expenses
General and administrative	4,540	3,801	17,936	14,277
Sales and marketing	6,832	7,139	25,843	31,464
Research and development	257	523	932	1,702
Amortization	14	859	58	3,437
Goodwill & Intangible Asset impairment	-	48,146	-	48,146
Reverse impairment charges	-	(48,146)	-	(48,146)
Restructuring expenses	-	435	-	2,970
Separation related expenses	-	1,078	-	1,568
Total Adjusted Operating Expenses	11,643	13,835	44,769	55,418

Loss from operations	(326)	(1,943)	(1,744)	(7,000)

Other Income (Expense)
Interest expense	(1,268)	(1,990)	(5,772)	(10,145)
Change in warrant derivative liability	11	38	3	121
Other (expense) income	-	(14)	(101)	3
Total Other (Expense) Income	(1,257)	(1,966)	(5,870)	(10,021)

Net Loss from Operations Before Provision for Income Taxes	(1,583)	(3,909)	(7,614)	(17,021)

Provision for Income Taxes
Current and Deferred	(30)	-	(98)	-

Adjusted Net Loss	$(1,613)	$(3,909)	$(7,712)	$(17,021)

Net loss per share:
Basic	$(0.12)	$(0.30)	$(0.59)	$(1.45)
Dilutive	$(0.12)	$(0.30)	$(0.59)	$(1.45)

Shares used in the computation:
Basic	13,161,762	13,158,326	13,163,931	11,740,550
Dilutive	13,161,762	13,158,326	13,163,931	11,740,550

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